Exhibit 99.1

Press Release

Regeneron Reports Second Quarter 2019 Financial and Operating Results

•	Second quarter 2019 revenues increased 20% to $1.93 billion versus second quarter 2018

◦	EYLEA® U.S. net sales increased 17% to $1.16 billion versus second quarter 2018

◦	Dupixent® global net sales, which are recorded by the Company's collaborator Sanofi, increased 166% to $557 million versus second quarter 2018

•	For the first time on a quarterly basis, the antibody collaboration with Sanofi achieved profitability

•
Second quarter 2019 GAAP diluted EPS was $1.68 and second quarter non-GAAP diluted EPS(1) was $6.02. GAAP diluted EPS includes $3.55 impact related to the Alnylam up-front payment and unrealized losses on the Alnylam equity investment.

•	Important regulatory approvals

◦	FDA approved EYLEA for diabetic retinopathy and Dupixent for chronic rhinosinusitis with nasal polyposis

◦	European Commission approved Libtayo® for metastatic or locally advanced cutaneous squamous cell carcinoma and Dupixent for adolescents with atopic dermatitis

Tarrytown, New York (August 6, 2019) -- Regeneron Pharmaceuticals, Inc. (NASDAQ: REGN) today announced financial results for the second quarter of 2019 and provided a business update.

"We had a great quarter marked by top- and bottom-line growth as well as important advances across our innovative R&D engine," said Leonard S. Schleifer, M.D., Ph.D., President and Chief Executive Officer of Regeneron. "We are further unlocking EYLEA's potential to help patients with the recent approval in diabetic retinopathy, and are advancing a high-dose formulation into the clinic later this year. Dupixent is growing rapidly in moderate-to-severe atopic dermatitis and asthma, and we continue to receive new indications in younger patients and additional Type 2 diseases, including the recent U.S. approval for chronic rhinosinusitis with nasal polyposis. Lastly, our immuno-oncology platform, which includes Libtayo and our portfolio of bispecific antibodies, is progressing well, with the most advanced bispecific program, REGN1979 (CD20xCD3), entering a potentially pivotal Phase 2 trial in follicular lymphoma."

Financial Highlights

($ in millions, except per share data)	Three Months Ended June 30,
	2019	2018	% Change
Total revenues	$1,934	$1,608	20%
GAAP net income	$193	$551	(65%)
GAAP net income per share - diluted	$1.68	$4.82	(65%)
Non-GAAP net income(1)	$690	$624	11%
Non-GAAP net income per share - diluted(1)	$6.02	$5.45	10%

Business Highlights

Key Pipeline Progress
Regeneron has 21 product candidates in clinical development, including five of the Company's U.S. Food and Drug Administration (FDA) approved products for which it is investigating additional indications. Updates from the clinical pipeline include:
EYLEA® (aflibercept) Injection

•	In May 2019, the FDA approved EYLEA for the treatment of diabetic retinopathy.

•	The supplemental Biologics License Application (sBLA) for EYLEA in a pre-filled syringe has a target action date of August 12, 2019.

Dupixent® (dupilumab)

•	In May 2019, the European Commission (EC) approved Dupixent for use in adults and adolescents 12 years and older as an add-on maintenance treatment for severe asthma.

•	In June 2019, the FDA approved Dupixent for use with other medicines to treat chronic rhinosinusitis with nasal polyposis (CRSwNP) in adults whose disease is not controlled.

•
The European Commission approved Dupixent, extending its approval in the European Union (EU) to include adolescents 12 to 17 years of age with moderate-to-severe atopic dermatitis who are candidates for systemic therapy.

•	In August 2019, the Company and Sanofi announced that the Phase 3 trial to treat severe atopic dermatitis in children 6 to 11 years of age met its primary and secondary endpoints.

Libtayo® (cemiplimab)

•
In June 2019, the EC granted conditional marketing authorization for Libtayo for the treatment of adult patients with metastatic or locally advanced cutaneous squamous cell carcinoma (CSCC) who are not candidates for curative surgery or curative radiation.

•	A Phase 3 adjuvant study in CSCC was initiated.

REGN1979, a bispecific antibody against CD20 and CD3

•	In June 2019, the Company presented updated positive results from a study in patients with relapsed or refractory B-cell non-Hodgkin lymphoma at the European Hematology Association meeting.

•	A Phase 2 study in relapsed or refractory follicular lymphoma (FL) is recruiting patients.

Praluent® (alirocumab)

•
In April 2019, based upon data from the Phase 3 ODYSSEY OUTCOMES trial, the FDA approved a new indication for Praluent to reduce the risk of heart attack, stroke, and unstable angina requiring hospitalization in adults with established cardiovascular disease. The label was also updated to include data showing that treatment with Praluent was associated with a reduction in death from any cause.

REGN3500, an antibody to IL-33

•
In June 2019, the Company and Sanofi announced that the Phase 2 study in asthma met the primary endpoint of improvement in loss of asthma control when comparing REGN3500 monotherapy to placebo. In the trial, the greatest improvement was observed in patients with blood eosinophil levels ≥300 cells/microliter. Patients treated with Dupixent monotherapy did numerically better than REGN3500 across all endpoints. The combination of REGN3500 and Dupixent did not demonstrate increased benefit compared to Dupixent monotherapy in this trial.

Second Quarter 2019 Financial Results

Total Revenues: Total revenues increased by 20% to $1.934 billion in the second quarter of 2019, compared to $1.608 billion in the second quarter of 2018.

Net product sales were $1.205 billion in the second quarter of 2019, compared to $996 million in the second quarter of 2018. EYLEA net product sales in the United States were $1.160 billion in the second quarter of 2019, compared to $992 million in the second quarter of 2018. Overall distributor inventory levels for EYLEA in the United States remained within the Company's one-to-two-week targeted range.

Total revenues also include Sanofi and Bayer collaboration revenues(5) of $638 million in the second quarter of 2019, compared to $501 million in the second quarter of 2018. The Company's Antibody License and Collaboration Agreement with Sanofi achieved profitability in connection with commercialization of antibodies in the second quarter of 2019 for the first time. Consequently, Sanofi collaboration revenue in the second quarter of 2019 included the Company's share of profits from collaboration antibodies of $39 million, while Sanofi collaboration revenue in the second quarter of 2018 included the Company's share of losses from collaboration antibodies of $69 million. The increase was primarily driven by higher net product sales of Dupixent.

Refer to Table 4 for a summary of collaboration and other revenue.

Research and Development (R&D) Expenses: GAAP R&D expenses were $1.048 billion in the second quarter of 2019, compared to $529 million in the second quarter of 2018. The higher R&D expenses in the second quarter of 2019 were principally due to a $400 million up-front payment in connection with the collaboration agreement with Alnylam Pharmaceuticals, Inc. In the second quarter of 2019, R&D-related non-cash share-based compensation expense was $59 million, compared to $60 million in the second quarter of 2018.

Selling, General, and Administrative (SG&A) Expenses: GAAP SG&A expenses were $417 million in the second quarter of 2019, compared to $365 million in the second quarter of 2018. The higher SG&A expenses in the second quarter of 2019 were primarily due to higher headcount and related costs, and an increase in commercialization-related expenses for Dupixent. In the second quarter of 2019, SG&A-related non-cash share-based compensation expense was $38 million, compared to $41 million in the second quarter of 2018.

Cost of Goods Sold (COGS): GAAP COGS was $67 million in the second quarter of 2019, compared to $36 million in the second quarter of 2018. The increase in COGS was primarily due to the Company's commercialization of Libtayo in the United States, including royalties to third parties and the Company's obligation to pay Sanofi its share of Libtayo gross profits.

Other Income (Expense): GAAP other income (expense), net, in the second quarter of 2019 and 2018 includes the recognition of $117 million of net unrealized losses and $17 million of net unrealized gains, respectively, on equity securities.

Income Taxes: In the second quarter of 2019, GAAP income tax expense was $32 million and the effective tax rate was 14.1%, compared to $105 million and 16.0%, respectively, in the second quarter of 2018. The effective tax rate for the second quarter of 2019 was positively impacted, compared to the U.S. federal statutory rate, primarily by income earned in foreign jurisdictions with tax rates lower than the U.S. federal statutory rate, stock-based compensation, and federal tax credits for research activities.

GAAP and Non-GAAP Net Income(1): GAAP net income was $193 million, or $1.77 per basic share and $1.68 per diluted share, in the second quarter of 2019, compared to GAAP net income of $551 million, or $5.12 per basic share and $4.82 per diluted share, in the second quarter of 2018.

Non-GAAP net income was $690 million, or $6.32 per basic share and $6.02 per diluted share, in the second quarter of 2019, compared to non-GAAP net income of $624 million, or $5.79 per basic share and $5.45 per diluted share, in the second quarter of 2018.

The difference in GAAP net income and non-GAAP net income in the second quarter of 2019 was largely impacted by (i) the Alnylam up-front payment being recognized as GAAP R&D expense during the period and (ii) unrealized losses recorded in GAAP other income (expense) related to Alnylam common shares the Company purchased in connection with the collaboration agreement. A reconciliation of the Company's GAAP to non-GAAP results is included in Table 3 of this press release.

2019 Financial Guidance(2)

The Company's updated full year 2019 financial guidance consists of the following components:

GAAP Sanofi collaboration revenue: Sanofi reimbursement of Regeneron commercialization-related expenses	$500 million–$530 million (previously $500 million–$535 million)
GAAP Unreimbursed R&D(4)	$2.300 billion–$2.380 billion (previously $2.280 billion–$2.400 billion)
Non-GAAP Unreimbursed R&D(1)(3)	$1.650 billion–$1.710 billion (previously $1.610 billion–$1.710 billion)
GAAP SG&A	$1.705 billion–$1.785 billion (previously $1.695 billion–$1.800 billion)
Non-GAAP SG&A(1)(3)	$1.530 billion–$1.580 billion (previously $1.500 billion–$1.580 billion)
GAAP effective tax rate	11%–13% (reaffirmed)
Capital expenditures	$380 million–$420 million (previously $410 million–$475 million)

(1)
This press release uses non-GAAP net income, non-GAAP net income per share, non-GAAP unreimbursed R&D, and non-GAAP SG&A, which are financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures are computed by excluding certain non-cash and other items from the related GAAP financial measure. Non-GAAP adjustments also include the estimated income tax effect of reconciling items.

The Company makes such adjustments for items the Company does not view as useful in evaluating its operating performance. For example, adjustments may be made for items that fluctuate from period to period based on factors that are not within the Company's control (such as the Company's stock price on the dates share-based grants are issued or changes in the fair value of the Company's equity investments) or items that are not associated with normal, recurring operations. Management uses these non-GAAP measures for planning, budgeting, forecasting, assessing historical performance, and making financial and operational decisions, and also provides forecasts to investors on this basis. Additionally, such non-GAAP measures provide investors with an enhanced understanding of the financial performance of the Company's core business operations. However, there are limitations in the use of these and other non-GAAP financial measures as they exclude certain expenses that are recurring in nature. Furthermore, the Company's non-GAAP financial measures may not be comparable with non-GAAP information provided by other companies. Any non-GAAP financial measure presented by Regeneron should be considered supplemental to, and not a substitute for, measures of financial performance prepared in accordance with GAAP. A reconciliation of the Company's historical GAAP to non-GAAP results is included in Table 3 of this press release.

(2)	The Company's 2019 financial guidance does not assume the completion of any significant business development transactions not completed as of the date of this press release.

(3)	A reconciliation of full year 2019 non-GAAP to GAAP financial guidance is included below:

	Projected Range
(In millions)	Low	High
GAAP unreimbursed R&D(4)	$2,300	$2,380
R&D: Non-cash share-based compensation expense	(250)	(270)
R&D: Up-front payments related to license and collaboration agreements	(400)	(400)
Non-GAAP unreimbursed R&D	$1,650	$1,710

GAAP SG&A	$1,705	$1,785
SG&A: Non-cash share-based compensation expense	(165)	(195)
SG&A: Litigation contingencies	(10)	(10)
Non-GAAP SG&A	$1,530	$1,580

(4)	Unreimbursed R&D represents R&D expenses reduced by R&D expense reimbursements from the Company's collaborators and/or customers.

(5)
The Company's collaborators provide it with estimates of the collaborators' respective sales and the Company's share of the profits or losses from commercialization of products for the most recent fiscal quarter. The Company's estimates for such quarter are reconciled to actual results in the subsequent fiscal quarter, and the Company's share of the profit or loss is adjusted on a prospective basis accordingly, if necessary.

Conference Call Information

Regeneron will host a conference call and simultaneous webcast to discuss its second quarter 2019 financial and operating results on Tuesday, August 6, 2019, at 8:30 AM. To access this call, dial (800) 708-4540 (U.S.) or (847) 619-6397 (International). A link to the webcast may be accessed from the "Investors and Media" page of Regeneron's website at www.regeneron.com. A replay of the conference call and webcast will be archived on the Company's website and will be available for 30 days.

About Regeneron Pharmaceuticals, Inc.

Regeneron is a leading biotechnology company that invents life-transforming medicines for people with serious diseases.  Founded and led for 30 years by physician-scientists, Regeneron's unique ability to repeatedly and consistently translate science into medicine has led to seven FDA-approved treatments and numerous product candidates in development, all of which were homegrown in Regeneron's laboratories. Regeneron's medicines and pipeline are designed to help patients with eye diseases, allergic and inflammatory diseases, cancer, cardiovascular and metabolic diseases, pain, infectious diseases, and rare diseases.

Regeneron is accelerating and improving the traditional drug development process through its proprietary VelociSuite® technologies, such as VelocImmune® which produces optimized fully-human antibodies, and ambitious research initiatives such as the Regeneron Genetics Center®, which is conducting one of the largest genetics sequencing efforts in the world.

For additional information about the Company, please visit www.regeneron.com or follow @Regeneron on Twitter.

Forward-Looking Statements and Use of Digital Media

This press release includes forward-looking statements that involve risks and uncertainties relating to future events and the future performance of Regeneron Pharmaceuticals, Inc. ("Regeneron" or the "Company"), and actual events or results may differ materially from these forward-looking statements.  Words such as "anticipate," "expect," "intend," "plan," "believe," "seek," "estimate," variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words.  These statements concern, and these risks and uncertainties include, among others, the nature, timing, and possible success and therapeutic applications of Regeneron’s products, product candidates, and research and clinical programs now underway or planned; the likelihood and timing of achieving any of the anticipated milestones described in this press release; unforeseen safety issues resulting from the administration of products and product candidates in patients, including serious complications or side effects in connection with the use of Regeneron’s product candidates in clinical trials; the likelihood and timing of possible regulatory approval and commercial launch of Regeneron's late-stage product candidates and new indications for marketed products, including without limitation EYLEA® (aflibercept) Injection, Dupixent® (dupilumab) Injection, Praluent® (alirocumab) Injection, Kevzara® (sarilumab) Injection, Libtayo® (cemiplimab) Injection, fasinumab, evinacumab, REGN1979, and REGN3500; the extent to which the results from the research and development programs conducted by Regeneron or its collaborators may be replicated in other studies and lead to therapeutic applications; ongoing regulatory obligations and oversight impacting Regeneron's marketed products (such as EYLEA, Dupixent, Praluent, Kevzara, and Libtayo), research and clinical programs, and business, including those relating to patient privacy; determinations by regulatory and administrative governmental authorities which may delay or restrict Regeneron's ability to continue to develop or commercialize Regeneron's products and product candidates; competing drugs and product candidates that may be superior to Regeneron's products and product candidates; uncertainty of market acceptance and commercial success of Regeneron's products and product candidates and the impact of studies (whether conducted by Regeneron or others and whether mandated or voluntary), on the commercial success of Regeneron's products and product candidates; the ability of Regeneron to manufacture and manage supply chains for multiple products and product candidates; the ability of Regeneron’s collaborators, suppliers, or other third parties (as applicable) to perform manufacturing, filling, finishing, packaging, labeling, distribution, and other steps related to Regeneron’s products and product candidates; coverage and reimbursement determinations by third-party payers, including Medicare and Medicaid; unanticipated expenses; the costs of developing, producing, and selling products; the ability of Regeneron to meet any of its financial projections or guidance and changes to the assumptions underlying those projections or guidance, including without limitation those relating to Sanofi reimbursement of Regeneron commercialization-related expenses, GAAP and non-GAAP unreimbursed R&D, GAAP and non-GAAP SG&A, GAAP effective tax rate, and capital expenditures; the potential for any license or collaboration agreement, including Regeneron's agreements with Sanofi, Bayer, and Teva Pharmaceutical Industries Ltd. (or their respective affiliated companies, as applicable), to be cancelled or terminated without any further product success; and risks associated with intellectual property of other parties and pending or future litigation relating thereto, including without limitation the patent litigation and other related proceedings relating to EYLEA, Dupixent, and Praluent, the ultimate outcome of any such proceedings, and the impact any of the foregoing may have on Regeneron’s business, prospects, operating results, and financial condition.  A more complete description of these and other material risks can be found in Regeneron's filings with the U.S. Securities and Exchange Commission, including its Form 10-K for the fiscal year ended December 31, 2018 and its Form 10-Q for the quarterly period ended June 30, 2019.  Any forward-looking statements are made based on management's current beliefs and judgment, and the reader is cautioned not to rely on any forward-looking statements made by Regeneron.  Regeneron does not undertake any obligation to update publicly any forward-looking statement, including without limitation any financial projection or guidance, whether as a result of new information, future events, or otherwise.

Regeneron uses its media and investor relations website and social media outlets to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Regeneron is routinely posted and is accessible on Regeneron's media and investor relations website (http://newsroom.regeneron.com) and its Twitter feed (http://twitter.com/regeneron).

Non-GAAP Financial Measures

This press release and/or the financial results attached to this press release include amounts that are considered "non-GAAP financial measures" under SEC rules. As required, Regeneron has provided reconciliations of such non-GAAP financial measures.

###

Contact Information:

Justin Holko	Hala Mirza
Investor Relations	Corporate Communications
914-847-7786	914-847-3422
justin.holko@regeneron.com	hala.mirza@regeneron.com

TABLE 1

REGENERON PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions)

	June 30,	December 31,
	2019	2018
Assets:
Cash and marketable securities	$5,554.3	$4,564.9
Accounts receivable - trade, net	1,920.2	1,723.7
Accounts receivable from Sanofi and Bayer	535.7	519.5
Inventories	1,317.2	1,151.2
Property, plant, and equipment, net	2,676.6	2,575.8
Deferred tax assets	821.6	828.7
Other assets	348.0	370.7
Total assets	$13,173.6	$11,734.5

Liabilities and stockholders' equity:
Accounts payable, accrued expenses, and other liabilities	$1,388.6	$1,352.0
Deferred revenue	1,317.8	916.7
Finance lease liabilities	711.3	708.5
Stockholders' equity	9,755.9	8,757.3
Total liabilities and stockholders' equity	$13,173.6	$11,734.5

TABLE 2

REGENERON PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Net product sales	$1,205.3	$996.4	$2,309.7	$1,984.3
Sanofi collaboration revenue	349.1	237.8	595.5	427.2
Bayer collaboration revenue	289.0	262.9	565.2	510.8
Other revenue	90.3	110.9	175.1	197.2
	1,933.7	1,608.0	3,645.5	3,119.5
Expenses:
Research and development	1,048.3	529.3	1,690.1	1,027.9
Selling, general, and administrative	417.3	364.8	828.1	695.6
Cost of goods sold	67.0	36.0	137.9	105.2
Cost of collaboration and contract manufacturing	85.5	55.7	193.8	101.4
	1,618.1	985.8	2,849.9	1,930.1

Income from operations	315.6	622.2	795.6	1,189.4

Other income (expense), net	(90.9)	33.9	(24.8)	52.1

Income before income taxes	224.7	656.1	770.8	1,241.5

Income tax expense	(31.6)	(104.7)	(116.6)	(212.1)

Net income	$193.1	$551.4	$654.2	$1,029.4

Net income per share - basic	$1.77	$5.12	$6.00	$9.56
Net income per share - diluted	$1.68	$4.82	$5.69	$8.97

Weighted average shares outstanding - basic	109.2	107.8	109.1	107.7
Weighted average shares outstanding - diluted	114.6	114.5	115.0	114.7

TABLE 3

REGENERON PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP net income	$193.1	$551.4	$654.2	$1,029.4
Adjustments:
R&D: Non-cash share-based compensation expense	59.3	59.6	118.0	100.4
R&D: Up-front payments related to license and collaboration agreements	400.0	—	400.0	—
SG&A: Non-cash share-based compensation expense	37.7	40.5	81.5	75.5
SG&A: Litigation contingencies	5.0	—	10.0	—
COGS and COCM: Non-cash share-based compensation expense	8.8	6.7	14.2	13.3
Other income/expense: Losses (gains) on investments in equity securities	116.9	(16.5)	74.1	(25.9)
Income tax effect of reconciling items above	(130.8)	(18.0)	(144.3)	(32.3)
Non-GAAP net income	$690.0	$623.7	$1,207.7	$1,160.4

Non-GAAP net income per share - basic	$6.32	$5.79	$11.07	$10.77
Non-GAAP net income per share - diluted	$6.02	$5.45	$10.50	$10.12

Shares used in calculating:
Non-GAAP net income per share - basic	109.2	107.8	109.1	107.7
Non-GAAP net income per share - diluted	114.6	114.5	115.0	114.7

TABLE 4

REGENERON PHARMACEUTICALS, INC.
COLLABORATION AND OTHER REVENUE (Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Sanofi collaboration revenue:
Reimbursement of Regeneron research and development expenses	$118.3	$141.6	$239.2	$275.8
Reimbursement of Regeneron commercialization-related expenses	122.8	105.7	241.7	192.3
Regeneron's share of profits (losses) in connection with commercialization of antibodies	38.8	(68.8)	11.0	(143.7)
Other	69.2	59.3	103.6	102.8
Total Sanofi collaboration revenue	349.1	237.8	595.5	427.2

Bayer collaboration revenue:
Regeneron's net profit in connection with commercialization of EYLEA outside the United States	269.0	246.3	518.3	478.4
Reimbursement of Regeneron development expenses	8.0	3.9	10.6	7.8
Other	12.0	12.7	36.3	24.6
Total Bayer collaboration revenue	289.0	262.9	565.2	510.8

Total Sanofi and Bayer collaboration revenue	$638.1	$500.7	$1,160.7	$938.0

Other revenue:
Reimbursement of Regeneron research and development expenses - Teva	$36.5	$34.3	$68.7	$73.4
Reimbursement of Regeneron research and development expenses - other	3.7	3.9	12.1	6.6
Other	50.1	72.7	94.3	117.2
Total other revenue	$90.3	$110.9	$175.1	$197.2

TABLE 5

REGENERON PHARMACEUTICALS, INC.
NET PRODUCT SALES OF REGENERON-DISCOVERED PRODUCTS (Unaudited)
(In millions)

	Three Months Ended June 30,
	2019			2018
	U.S.	ROW	Total	U.S.	ROW	Total
EYLEA*	$1,160.3	$715.3	$1,875.6	$992.0	$665.9	$1,657.9
Libtayo	40.8	—	40.8	—	—	—
ARCALYST	4.2	—	4.2	4.4	—	4.4
Net product sales recorded by Regeneron	$1,205.3			$996.4

Net product sales recorded by Sanofi*:
Dupixent	$454.7	$102.6	$557.3	$180.9	$28.3	$209.2
Praluent	$26.5	$47.2	$73.7	$41.4	$32.1	$73.5
Kevzara	$34.2	$24.3	$58.5	$18.8	$5.3	$24.1
ZALTRAP	$1.3	$25.3	$26.6	$2.7	$25.7	$28.4

	Six Months Ended June 30,
	2019			2018
	U.S.	ROW	Total	U.S.	ROW	Total
EYLEA*	$2,234.4	$1,384.7	$3,619.1	$1,976.0	$1,289.9	$3,265.9
Libtayo	67.6	—	67.6	—	—	—
ARCALYST	7.7	—	7.7	8.3	—	8.3
Net product sales recorded by Regeneron	$2,309.7			$1,984.3

Net product sales recorded by Sanofi*:
Dupixent	$757.7	$173.3	$931.0	$298.1	$42.5	$340.6
Praluent	$49.4	$88.2	$137.6	$73.2	$60.2	$133.4
Kevzara	$54.9	$37.3	$92.2	$28.2	$8.3	$36.5
ZALTRAP	$1.8	$49.3	$51.1	$5.1	$49.6	$54.7

* Bayer records net product sales of EYLEA outside the United States and Sanofi records global net product sales of Dupixent, Praluent, Kevzara, and ZALTRAP. Refer to Table 4 for the Company's share of profits/losses recorded in connection with sales of EYLEA outside the United States and global sales of Dupixent, Praluent, and Kevzara. Sanofi pays the Company a percentage of aggregate net sales of ZALTRAP.